UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2019

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

_______________________________

Arkansas	000-06253	71-0407808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of Principal Executive Offices)		(Zip Code)

(870) 541-1000

Registrant's telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2019, Simmons First National Corporation (“Simmons” or the “Company”) filed its Amended and Restated Articles of Incorporation (“Amended Articles”) with the Arkansas Secretary of State. The Amended Articles classify and designate Series D Preferred Stock, Par Value $0.01 Per Share (“Series D Preferred Stock”) out of the Company’s authorized preferred stock. The Amended Articles also cancel the Company’s 7% Perpetual Convertible Preferred Stock, Par Value $0.01 Per Share, Series C (“Series C Preferred Stock”), having 140 authorized shares, of which no shares have ever been issued or outstanding. The Amended Articles were effective as of October 29, 2019.

The Series D Preferred Stock has a liquidation preference of $1,000 per share and is not convertible into Company common stock or any other security. Holders are entitled to receive non-cumulative dividends with respect to each calendar year. The dividend rate is 6.75% per annum. The Series D Preferred Stock may be redeemed at any time on or after October 1, 2021, or if the Series D Preferred Stock no longer constitutes additional Tier 1 capital of Simmons, at the election of Simmons (and with the approval of the Federal Reserve Board of Governors) at a redemption price of $1,000 per share of Series D Preferred Stock plus the sum of any declared and unpaid dividends plus any dividends payable but unpaid for the then current dividend period to, but excluding, the date fixed for redemption. The Series D Preferred Stock ranks senior to the common stock of the Company with respect to the payment of dividends and rights upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

The foregoing descriptions of the Series D Preferred Stock and the cancelation of the Series C Preferred Stock are qualified in their entirety by reference to the Amended Articles, which are filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On October 31, 2019 (the “Closing Date”), Simmons completed the transactions contemplated by the Agreement and Plan of Merger, dated as of July 30, 2019 (the “Agreement”), by and between Simmons and The Landrum Company (“Landrum”). On the Closing Date, Landrum was merged with and into Simmons, with Simmons continuing as the surviving corporation (the “Merger”) (the effective time of the Merger, the “Effective Time”). The Merger was described in the Registration Statement on Form S-4 (File No. 333-233559) filed with the U.S. Securities and Exchange Commission on August 30, 2019 and amended on September 13, 2019 (the “Registration Statement”).

At the Effective Time, pursuant to the terms of the Agreement, each share of Class A Common Voting Stock, par value $0.01 per share, of Landrum, and Class B Common Nonvoting Stock, par value $0.01 per share, of Landrum was converted into the right to receive 25.5022 shares of Class A Common Stock, par value $0.01 per share, of Simmons, with cash paid in lieu of fractional shares. In addition, at the Effective Time, each share of Landrum’s Series E Preferred Stock, no par value per share, was converted into the right to receive one share of Simmons’ comparable Series D Preferred Stock.

The foregoing summary of the Agreement and the Merger is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which was filed as Annex A to the Registration Statement, which is incorporated by reference as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 30, 2019, by and between Simmons First National Corporation and The Landrum Company (incorporated herein by reference to Annex A to the Registration Statement on Form S-4/A (File No. 333-233559) filed by Simmons First National Corporation on September 13, 2019).
3.1	Amended and Restated Articles of Incorporation of Simmons First National Corporation, as amended on October 29, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

	By:	/s/ Robert A. Fehlman
Date: November 01, 2019		Robert A. Fehlman
Senior Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer